UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2023

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 676-8928

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2023, Seaboard Corporation (the “Company”) entered into three Stock Repurchase Agreements (the “Repurchase Agreements”), with the following three separate counterparties: Seaboard Flour LLC, SFC Preferred, LLC, and REP23 LLC (collectively, the “Sellers”). The Sellers are entities affiliated with Ellen S. Bresky, the Chairwoman of the Board of Directors of the Company, or other members of the Bresky family (collectively, the “Bresky Group”). On October 10, 2023, the closings under the Repurchase Agreements occurred pursuant to which the Company repurchased an aggregate of 189,724 shares (the “Shares”) of its common stock, $1.00 par value per share (“Common Stock”), from the Sellers at a purchase price of $3,162.50 per share, representing a 15.7% discount to the 180-day volume weighted average trading price of the Common Stock as of October 6, 2023, a 14.9% discount to the 30-day volume weighted average trading price of the Common Stock as of October 6, 2023 and a 13.5% discount to closing price of the Common Stock as of October 6, 2023. In connection therewith, the Company paid an aggregate purchase price of $600,002,150 for the Shares, which was funded by a combination of cash on hand, cash from the sale of marketable securities and a draw on the Company’s existing credit facilities. The Shares repurchased were retired. The Repurchase Agreements contain customary representations, warranties and covenants of the parties.

The Repurchase Agreements were negotiated and approved by a special committee of the Board of Directors of the Company (the “Special Committee”), comprised solely of disinterested, independent directors, including the Company’s lead independent director. The Special Committee was advised by Morris, Nichols, Arsht & Tunnell LLP as its independent legal counsel and Kroll LLC and Kroll Securities, LLC (collectively, “Kroll”) as its independent financial advisor. The Special Committee received an opinion from Kroll as to the fairness of the consideration paid for the Shares from a financial point of view to the Company and stockholders of the Company unaffiliated with the Bresky Group. The Special Committee’s grant of authority provided that no repurchase or alternative proposed capital return transaction involving the Company and the Bresky Group could be consummated without the prior favorable recommendation of the Special Committee.

The foregoing description of the Repurchase Agreements does not purport to be complete and is qualified in its entirety by reference to the copies thereof, which are filed herewith as Exhibits and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Stock Repurchase Agreement dated October 9, 2023 between Seaboard Corporation and Seaboard Flour LLC.

10.2	Stock Repurchase Agreement dated October 9, 2023 between Seaboard Corporation and SFC Preferred, LLC.

10.3	Stock Repurchase Agreement dated October 9, 2023 between Seaboard Corporation and REP23 LLC.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2023

Seaboard Corporation
(Registrant)

By:	/s/ David H. Rankin
David H. Rankin, Executive Vice President
and Chief Financial Officer

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